Exhibit 99.1

Ryman Hospitality Properties, Inc. to Acquire JW Marriott Phoenix Desert Ridge Resort & Spa for $865 Million

NASHVILLE, Tenn. (May 19, 2025) – Ryman Hospitality Properties, Inc. (NYSE: RHP) (the “Company”), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today announced a definitive agreement under which the Company will purchase the JW Marriott Phoenix Desert Ridge Resort & Spa (“JW Marriott Desert Ridge”) in Phoenix, Arizona, for $865 million. The Company plans for the resort to continue to be operated by Marriott International under the JW Marriott flag. The purchase price represents a 12.7x Adjusted EBITDAre multiple on JW Marriott Desert Ridge’s 2024 results.1 The property’s 2025 results are expected to be impacted by construction disruption related to the meeting space renovation currently underway and ongoing through the third quarter of 2025. The Company expects the acquisition of the JW Marriott Desert Ridge to be accretive to adjusted funds from operations (“Adjusted FFO”) per fully diluted share for 2026.

Mark Fioravanti, President and Chief Executive Officer of the Company, said, “The JW Marriott Desert Ridge has been one of our top acquisition targets for many years. Given the limited availability of marquee group-focused assets that complement our existing portfolio and group strategy, we are thrilled to acquire this resort. Considering the strength of our forward bookings, the durable nature of our group business model and our early success with the 2023 acquisition of the JW Marriott Hill Country, we believe this is the right transaction for creating long-term customer and shareholder value.

Located in a thriving, highly-rated meetings market with no new competitive supply under development, this ‘all under one roof’ resort expands our hotel distribution in the Western U.S. for both our Gaylord Hotels and JW Marriott rotational customers. Working with Marriott to align the resources of this complementary property with those already dedicated to our existing portfolio, creates opportunities to drive operating synergies at the property and portfolio level. Furthermore, consistent with previous investments, we look forward to pursuing both near and long-term value creation opportunities at this property, which over time we believe will further improve the customer value proposition and enhance shareholder returns.”

Situated on approximately 402 acres of Arizona's Sonoran Desert, the JW Marriott Desert Ridge is one of largest hotels in the greater Phoenix/Scottsdale area and features 950 guest rooms, including 81 suites, and approximately 243,000 square feet of versatile indoor and outdoor meeting and event space. Guests enjoy an array of world-class amenities, including the 28,000-square-foot Revive Spa; seven food and beverage outlets; the 140,000-square-foot AquaRidge water amenity featuring water slides, a lazy river, and an adult-only island; and two renowned golf courses at Wildfire Golf Club—the Nick Faldo-designed Championship Course and the Arnold Palmer-designed Signature Course. The property has recently benefitted from nearly $100 million in capital investments, including a complete renovation of rooms and suites, an enhanced lobby and arrival experience, upgraded water amenities, and reimagined food and beverage outlets.

1 Adjusted EBITDAre is a non-GAAP financial measure. Refer to “JW Marriott Desert Ridge Adjusted EBITDAre” later in this press release for an explanation of this non-GAAP measure and a reconciliation to its most directly comparable GAAP measure.

Phoenix, the nation’s fifth most populous city, and the largest in Arizona, is a top 10 meetings market in North America with strong leisure demand drivers. Phoenix-Sky Harbor Airport is the 14th busiest in the U.S. by total enplanements and deplanements with plans for further long-term expansion.

The Company expects to close the JW Marriott Desert Ridge transaction in the second or third quarter of 2025, subject to customary closing conditions.

Note to Ryman Hospitality Properties Shareholders: The Company has provided a presentation containing supplemental information related to this transaction. The presentation is located on the Company’s website under Investor Relations/News & Events/Events & Presentations.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and entertainment experiences. The Company’s holdings include Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; Gaylord National Resort & Convention Center; and Gaylord Rockies Resort & Convention Center, five of the top seven largest non-gaming convention center hotels in the United States based on total indoor meeting space. The Company also owns the JW Marriott San Antonio Hill Country Resort & Spa as well as two ancillary hotels adjacent to our Gaylord Hotels properties. The Company’s hotel portfolio is managed by Marriott International and includes a combined total of 11,414 rooms as well as more than 3 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. RHP also owns an approximate 70% controlling ownership interest in Opry Entertainment Group (OEG), which is composed of entities owning a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium; WSM 650 AM; Ole Red; Category 10; Nashville-area attractions; Block 21, a mixed-use entertainment, lodging, office and retail complex, including the W Austin Hotel and the ACL Live at the Moody Theater, located in downtown Austin, Texas; and a majority interest in Southern Entertainment, a leading festival and events business. RHP operates OEG as its Entertainment segment in a taxable REIT subsidiary, and its results are consolidated in the Company’s financial results.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the pending JW Marriott Desert Ridge transaction and the Company’s expectations for the JW Marriott Desert Ridge upon the closing of the transaction. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include the risks and uncertainties associated with the pending JW Marriott Desert Ridge transaction, including, but not limited to, the occurrence of any event, change or other circumstance that could delay the closing of the JW Marriott Desert Ridge transaction, or result in the termination of the agreement for JW Marriott Desert Ridge transaction; adverse effects on Company’s common stock because of the failure to complete the JW Marriott Desert Ridge transaction, the Company’s ability to borrow funds pursuant to its credit agreements and to refinance indebtedness and/or to successfully amend the agreements governing its indebtedness in the future, and changes in interest rates. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

JW Marriott Desert Ridge Adjusted EBITDAre

Adjusted EBITDAre is calculated and presented by the Company based on unaudited information provided to the Company from the seller or an affiliate of the seller. Adjusted EBITDAre, a non-GAAP financial measure, is calculated as Net Income calculated in accordance with GAAP plus interest expense, depreciation and amortization and non-cash lease expense and other. Below is a reconciliation of Adjusted EBITDAre to Net Income, the most directly comparable GAAP figure for Adjusted EBITDAre. The Company used Adjusted EBITDAre to evaluate the operating performance of the property and to price the JW Marriott Desert Ridge acquisition.

12 Months Ended
December 31,
(in thousands)	2024
Net income	$23,479
Interest	14,513
Depreciation and Amortization	29,368
Non-Cash Lease Expense and Other	896
Adjusted EBITDAre	$68,256

Investor Relations Contacts:

Mark Fioravanti, President and Chief Executive Officer
(615) 316-6588
mfioravanti@rymanhp.com

Jennifer Hutcheson, Chief Financial Officer
(615) 316-6320
jhutcheson@rymanhp.com

Sarah Martin, Vice President, Investor Relations
(615) 316-6011
sarah.martin@rymanhp.com	Media Contact: Shannon Sullivan, Vice President, Corporate and Brand Communications (615) 316-6725 ssullivan@rymanhp.com